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                                                                 EXHIBIT 10.7(b)

                   1995 STOCK OPTION AND RETENTION STOCK PLAN
                                       OF
                       UNION PACIFIC RESOURCES GROUP INC.
                       (AMENDED AND RESTATED JUNE 1, 1997)

                                SECOND AMENDMENT


The following represents the SECOND AMENDMENT to the above-referenced Plan, such amendment having been duly adopted by the Board at its January 21, 1999 meeting.

         1. Section 6(h) of the Plan is amended by inserting the parenthetical phrase "(unless the Committee shall otherwise determine)" in place of the parenthetical phrase "(unless the Committee shall provide for shorter periods at the time the option is granted)".

         2. Section 9(a) of the Plan is amended by deleting, in the second sentence thereof, the comma after the reference to Section 9(c) and by inserting, immediately following such deleted comma, the words "or unless the Committee shall determine otherwise,".

         3. Section 15 of the Plan is amended by adding new subsection (d) as follows:

         With respect to any amendment to the Plan which becomes effective on or after January 21, 1999, if the Company, at any time, desires to engage in a transaction which is intended to be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16 (or any successor thereto), and if the existence and/or operation of any such amendment would violate Paragraph 47(c) thereof (or any successor thereto), then any such amendment shall (in whole or in part to the minimum extent necessary to avoid a violation) be deemed null and void ab initio and/or the operation of such amendment shall (in whole or in part to the minimum extent necessary to avoid a violation) be deemed to have no force or effect under law; provided, however, that this subsection (d) shall apply only if the transaction is otherwise eligible to be accounted for as a pooling of interests.

         4. Section 15 of the Plan is further amended by replacing, in subsection (c), the word "Appreciate" with the word "Appreciation", thus correcting a typographical error.



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         5. The foregoing amendments are effective January 21, 1999.

         6. Except as amended herein, all other terms and provisions shall remain in full force and effect.